Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the use in this Registration Statement on Form S-1 of our report dated November 8, 2023, relating to the financial statements of The Fortegra Group, Inc. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/S/ Deloitte & Touche LLP
Jacksonville, Florida
November 8, 2023